Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 No. 333-227512 of our report dated May 24, 2018, relating to the consolidated financial statements of Valtech SE, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Associés

Paris - La Défense, France

October 5, 2018

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